Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated June 20, 2003 with respect to the financial statements of Applied Semantics, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114984 as filed on April 29, 2004) and related Prospectus of Google Inc. for the registration of shares of its common stock.

/s/    Ernst & Young LLP

San Francisco, California

May 17, 2004